Exhibit 10.16

                             FIRST AMENDMENT TO THE
                          STOCK OPTION AWARD AGREEMENT
                             DATED DECEMBER 31, 2006
                                 BY AND BETWEEN
                 PROTALIX BIOTHERAPEUTICS, INC. AND STEVEN RUBIN

      THIS FIRST AMENDMENT ("Amendment"), made effective as of February 28, 2007, by Protalix BioTherapeutics, Inc., a Florida corporation (the "Corporation") and Steven Rubin ("Grantee") to that certain Stock Option Award Agreement, dated December 31, 2006, by and between the Corporation and Grantee (the "Agreement").

                              W I T N E S S E T H:

      WHEREAS, the Corporation and Grantee entered into the Agreement whereby the Corporation granted Grantee an option to purchase 387,542 shares of the common stock of the Corporation, subject to a certain vesting schedule (the "Vesting Schedule") set forth therein (the "Option"); and

      WHEREAS, the parties desire to amend the terms of the Option to revise the Vesting Schedule.

      NOW, THEREFORE, effective as of the date hereinabove written, the parties hereto hereby agree that the Agreement shall be amended as follows:

1.    Section 2(a) is hereby amended in its entirety to read as follows:

            "(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the following Vesting Schedule:

               Percentage of Stock       Vesting Date
               -------------------       ---------------------------------------
               40%                       On the first anniversary of the date of
                                         this Agreement; and

               15% On each of the following dates: June 30, 2008, December 31, 2008, June 30,
                                         2009 and September 30, 2009.

Notwithstanding the foregoing, such vesting schedule shall cease and all unvested options shall remain unvested in the event Grantee ceases to provide to the Company legal, corporate and any other consulting services as required by the Company, it being agreed that Grantee shall provide such services for at least two working days per calendar month ("Continuous Service") to the extent so requested by the Company. In no event shall the Company issue fractional Shares."

2. In all other respects, the Agreement shall remain unchanged by this Amendment.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first above written.

                                  PROTALIX BIOTHERAPEUTICS, INC.

                                  By:    /s/ David Aviezer
                                     -------------------------------------------
                                  Name:  David Aviezer, Ph.D.
                                  Title: President and Chief Executive Officer

                                  GRANTEE

                                  /s/ Steven Rubin
                                  ----------------------------------------------
                                  Steven Rubin

                                       2